As filed with the United States Securities and Exchange Commission on May 11, 2010

REGISTRATION STATEMENT NO. 333-166441

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WEST COAST BANCORP

(Exact name of registrant as specified in its charter)

Oregon	93-0810577
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5335 Meadows Road, Suite 201 Lake Oswego, Oregon 97035 (503) 684-0884
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Richard R. Rasmussen, Esq.
Executive Vice President, General Counsel and Secretary
5335 Meadows Road, Suite 201
Lake Oswego, Oregon  97035
(503) 684-0884
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Matthew M. Guest, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York  10019
(212) 403-1000

Approximate date of commencement of proposed sale to the public:  From time to time or at one time after the effective date of this Registration Statement as the Registrant shall determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer  ☐                      Accelerated filer  ☐

Non-accelerated filer  ☐                        Smaller reporting company  ☒

(Do not check if a smaller reporting company)

II-2

Explanatory Note

The sole purpose of this Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-166441) filed by West Coast Bancorp (the “Company”) with the Securities and Exchange Commission (the “SEC”) on April 30, 2010 (the “Form S-3”) is to file Exhibit 5.1 to the Form S-3 and amend the exhibit index accordingly.  Accordingly, this Amendment No. 1 consists only of this explanatory note and revised versions of the following parts of the Form S-3: the facing page, Item 16 of Part II, the signatures and the exhibit index.  This Amendment No. 1 does not contain a copy of the prospectus that was included in the Form S-3, and is not intended to amend or delete any part of the prospectus.

Item 16.  Exhibits

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Form of Underwriting Agreement or Distribution Agreement**
4.1

Restated Articles of Incorporation (as amended through January 20, 2010). Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed March 11, 2010.

4.2

Amended and Restated Bylaws of the Company (as amended through February 9, 2010). Incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed March 11, 2010.

4.3	Form of Class C Warrant. Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed October 28, 2009.
4.4

Tax Benefit Preservation Plan, dated as of October 23, 2009, between West Coast Bancorp and Wells Fargo Bank, National Association. Incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed October 28, 2009.

4.5	Articles of Amendment of Preferred Stock.**
4.6	Form of Preferred Stock Certificate.**
4.7	Form of Warrant and Warrant Certificate.**
5.1	Opinion of Miller Nash LLP.
12.1	Statement of Computation of Ratio of Earnings to Combined Fixed Charges and Preference Dividends.*
23.1	Consent of Deloitte & Touche LLP.*
23.2	Consent of Miller Nash LLP (included in Exhibit 5.1).
24.1	Power of Attorney.*

* Previously filed.

** To be subsequently filed (if applicable) by amendment, as an exhibit to a document incorporated by reference herein or on a current report on Form 8-K

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, West Coast Bancorp certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Oswego, State of Oregon, on May 11, 2010.

WEST COAST BANCORP

By:          /s/ Richard R. Rasmussen

Name:     Richard R.  Rasmussen

Title:        Executive Vice President, General Counsel

                 and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of May 11, 2010.

Signature	Title
__________________*___________________________ Robert D. Sznewajs	President, Chief Executive Officer and Director (Principal Executive Officer)
__________________*___________________________ Anders Giltvedt	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
__________________*___________________________	Senior Vice President and Controller
Kevin M. McClung	(Controller)
__________________*___________________________	Director, Chairman of the Board
Lloyd D. Ankeny
__________________*___________________________	Director
Simon Glick
__________________*___________________________	Director
Duane C. McDougall
__________________*___________________________	Director
Steven J. Oliva
__________________*___________________________	Director
John T. Pietrzak
__________________*___________________________	Director
Steven N. Spence
__________________*___________________________	Director
Nancy A. Wilgenbusch, Ph.D.
*By: /s/ Richard R. Rasmussen
Richard R. Rasmussen
Attorney-in-Fact